UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 11, 2021

SPLASH BEVERAGE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Colorado
(State or Other Jurisdiction of Incorporation)

000-55114	34-1720075
(Commission File Number)	(IRS Employer Identification No.)

1314 East Ls Olas Blvd, Suit 221 Fort Lauderdale, Florida 33316
(Address of Principal Executive Offices)

(954) 745-5815
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NA	NA	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 11, 2021 the Board of Directors (the “Board”) of Splash Beverage Group, Inc. (the “Company”) appointed Candace Crawford as a member of the Board. Ms. Crawford will begin serving on the board on May 24, 2021.

Ms. Crawford is a senior executive and entrepreneur with more than 30 years of success across the food and beverage, consumer products, manufacturing, retail, and commercial real estate industries. Her broad areas of expertise include strategic planning, growth and growing businesses, financial acumen, P&L, operations, and governance.

In consideration for her services as a director, and subject to Board approval, Ms. Crawford will be granted an option to purchase 1,000,000, shares of the Company’s common stock at an exercise price $1.00. The options will vest as follows: 333,334 upon the execution of the board of directors’ agreement between Ms. Crawford and the Company and 27,777 options will be issued monthly for 24 months. Ms. Crawford will also be paid $1,000 per board meeting and $1,000 per month commencing if the Company receives additional funding.

 Ms. Crawford does not have a family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Ms. Crawford and any other persons pursuant to which she was selected as a director, and there are no transactions in which she has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 17, 2021

SPLASH BEVERAGE GROUP, INC.

/s/ Robert Nistico
Robert Nistico Chief Executive Officer

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